                                                                    Exhibit 3.36

                            ARTICLES OF ORGANIZATION
                                       OF
                         ISLE OF CAPRI BETTENDORF, L.C.

TO:    THE IOWA SECRETARY OF STATE

          Pursuant to Section 490A.301 of the Iowa Limited Liability Company Act, the undersigned hereby adopts the following Articles of Organization for the limited liability company:

                                    ARTICLE I
                                    ---------

                                      Name
                                      ----

          The name of the limited liability company is Isle of Capri Bettendorf,
L.C.:

                                   ARTICLE II
                                   ----------

                 Initial Registered Agent and Registered Office
                 ----------------------------------------------

          The name of the limited liability company's initial registered agent and the street address of the limited liability company's initial registered office are:

                Curtis E. Beason
                220 N Main Street, Ste. 600
                Davenport, IA 52801

                                   ARTICLE III
                                   -----------

                                Principal Office
                                ----------------

          The street address of the limited liability company's principal office is:

                1777 Lady Luck Parkway
                Bettendorf, Iowa 52722

                                   ARTICLE IV
                                   ----------

                               Period of Duration
                               ------------------

          The limited liability company's existence shall commence upon the acceptance of these Articles of Organization the Iowa Secretary of State under the Iowa Limited Liability Company Act and shall continue, unless dissolved sooner in accordance with the terms of the Operating Agreement or by operation of law, for a period of thirty (30) years.

                                   ARTICLE V
                                   ---------

                                   Liability
                                   ---------

          No Member or Manager shall be personally liable for acts or debts of the limited liability company.

                                   ARTICLE VI
                                   ----------

                                     Manager
                                     -------

          The business affairs of the limited liability company shall be conducted by a Manager as provided in the Operating Agreement. No Member shall have any authority to bind the limited liability company except as authorized by the Manager. The Manager of the limited liability company shall not be personally liable to the Company or its Members for any monetary damages, for breach of fiduciary duties as Manager, except liability (i) for any breach of the Manager's duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for a transaction from which the Manager derive an improper personal benefit or a wrongful distribution in violation of Iowa Code
Section 490A.807.

                                   ARTICLE VII
                                   -----------

                                 Indemnification
                                 ---------------

          1. Each person who is or has been a Manager of the Company (and the agents, employees, successors and assigns of such person) who was or is made party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or has been

Manager of the Company or is or was serving at the request of the company as a manager, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (the "Indemnitee"), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law. In addition to the indemnification conferred in this Article, the indemnitee shall also be entitled to have paid directly by the Company, the expenses reasonably incurred in defending any such proceeding against the Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law.

          2. The Company may, by action of its Manager, provide indemnification to such officers, employees and agents of the Company to such extent and to such effect as the Manager shall determine to be appropriate and authorize by applicable law.

          3. The rights conferred in this Article shall not be exclusive of any other rights under any statute, provision of the Articles of Organization or Operating Agreement of the Company, agreement, vote of the Members of the Company or otherwise.

          4. Any repeal or amendment of this Article by the Company shall not adversely affect any right to indemnification existing at the time of such repeal or amendment.

                                  ARTICLE VIII
                                  ------------

                                    Organizer
                                    ---------

                                Curtis E. season
                                 Lane & Waterman
                            220 North, Main, Ste. 660
                              Davenport, IA 52801

                                   ARTICLE IX
                                   ----------

                                    Existence
                                    ---------

          The Company's existence shall commence on the date in which the Secretary of State of the State of Iowa shall issue a Certificate of Organization for the Company.

          Dated this 16th day of December, 1999.


                                                     /s/ Curtis E. Beason
                                                     ---------------------------
                                                     Curtis E. Beason
                                                     (Attorney), Organizer

STATE OF IOWA          )
                       ) SS:
COUNTY OF SCOTT        )

          On this 16 th day of December, 1999, before me, the undersigned, a Notary Public in and for said County and said State personally appeared Curtis
E. Beason, to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed of said limited liability company.


                                                /s/ Illegible
                                                --------------------------------
                                                Notary Public in and for said
                                                county and state

--------------------------------
[GGRAPHIC]    KENDRAL BECK
          MY COMMISSION EXPIRES
             October 28,2000
--------------------------------

================================================================================

                                      IOWA                      No. W00232894
                                                                Date: 03/07/2000

                               SECRETARY OF STATE

490DLC-000235137
ISLE OF CAPRI BETTENDORF, L.C.

                        ACKNOWLEDGMENT OF DOCUMENT FILED

The Secretary of State acknowledges receipt of the following document:

     Articles of Merger

The document was filed on March l, 2000, at 03:21 PM, to be effective as of March 1, 2000, at 03:21 PM.

The amount of $50.00 was received in full payment of the filing fee.


 [GRAPHIC]                                /s/ CHESTER J. CULVER
                                          ------------------------------------
                                          CHESTER J. CULVER, SECRETARY OF STATE

================================================================================

                               ARTICLES OF MERGER

                                       OF

                         ISLE OF CAPRI BETTENDORF, L.C.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to section 490A.1204 of the Iowa Limited Liability Company Act, the undersigned, being duly authorized managers of the two merging limited liability companies, adopts the following Articles of Merger.

          1. The parties to the merger are Lady Luck Bettendorf, L.C., an Iowa limited liability company ("LLB"), and Isle of Capri Bettendorf, L.C., an Iowa limited liability company ("ICB").

          2. LLB shall merge into ICB with the surviving entity being ICB. Upon the effective date of the merger, the membership interests of LLB shall be cancelled, in return the members of LLB shall receive proportionate membership interests in ICB.

          3. The Articles of Organization of LLB shall be cancelled and the Articles of Organization of ICB shall be amended to reflect this merger.

          4. The effective date of this merger shall be upon filing.

          5. The Plan of Merger was duly authorized and unanimously approved by each entity in accordance with Iowa Code Section 490A.1203 of the Iowa Limited Liability Company Act.

     Dated this 1st day of March, 2000.

                                            LADY LUCK BETTENDORF, L.C.


                                            By: /s/ Bernard Goldstein
                                                --------------------------------
                                                Bernard Goldstein, Manager


                                            ISLE OF CAPRI BETTENDORF, L.C.


                                            By: /s/ Bernard Goldstein
                                                --------------------------------
                                                Bernard Goldstein, Manager

                                 PLAN OF MERGER

     THIS PLAN OF MERGER is made this 1st day of March, 2000, by and between Lady Luck Bettendorf, L.C. ("LLB"), a limited liability company organized under the laws of the State of Iowa, and Isle of Capri Bettendorf, L.C. ("ICB"), a limited liability company organized under the laws of the State of Iowa. Said entities are hereinafter jointly referred to as the "Merging Businesses".

     WHEREAS, the respective members of the Merging Businesses desire that LLB be merged into ICB, in accordance with the laws of the State of Iowa.

     NOW, THEREFORE, in consideration of the mutual convents and agreements set forth below, the Merging Businesses hereby agree to merge and become one entity in accordance with the terms and conditions set forth below:

     1.   Merger.

     The Merging Businesses hereby agree that LLB shall be merged into ICB.

     2.   Name of Surving Business.

     The name of the merged entity shall be "Isle of Capri Bettendorf, L.C."

     3.   Equity Interests.

     LLB currently has two (2) members and ICB currently has one (1) member.

     4.   Manner of Converting Interests.

     The means of effecting the merger provided for in this Plan, and the manner of converting the Membership Interests of LLB into ICB membership interests shall be as follows:

     As of the Merger Date (as defined below), each membership interest of ICB and LLB shall be cancelled, and in return Bettendorf Riverfront Development Company, L.C. and Lady Luck Quad Cities, Inc. shall each receive a 50% membership interest in ICB. Whereas Lady Luck Gaming Corporation's subsidiary, Lady Luck Quad Cities, Inc., will receive a 50% membership interest, Lady Luck Gaming Corporation's membership interest in ICB shall not be reissued.

     5.   Merger Date.

     The Merger provided for in this Plan shall become effective upon filing of the Articles of Merger with the Iowa Secretary of State ("Merger Date").

     6.   Articles of Organization and Operating Agreement.

     The Articles of Organization of ICB shall not be amended as a result of this Plan, and the Articles of Organization in effect prior to the Merger Date shall continue to be the Articles of Organization for ICB. The Operating Agreement for ICB, a copy of which is attached hereto as Exhibit A, shall continue to be the Operating Agreement for ICB following the Merger Date.

     7.   Authorization.

     This Plan and the merger transaction contempled by this Plan have been approved by the members of both ICB and LLB.

     8.   Articles of Merger.

     The parties shall prepare Articles of Merger in accordance with Section 490A.1204 of the statutes of the State of Iowa. Said articles shall be filed with the Iowa Secretary of State on or before the Merger Date.

     IN WITNESS WHEREOF, the Merging Businesses, being duly authorized, have executed this Plan of Merger as of the day and year first above written.

                                            LADY LUCK BETTENDORF, L.C.


                                            By /s/ Bernard Goldstein
                                               ---------------------------------
                                               Bernard Goldstein, Manager


                                            ISLE OF CAPRI BETTENDORF, L.C.


                                            By /s/ Bernard Goldstein
                                               --------------------------------
                                               Bernard Goldstein, Manager

                        RESTATED ARTICLES OF ORGANIZATION
                                       OF
                           LADY LUCK BETTENDORF, L.C.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Section 490A of the Iowa Code, the undersigned company adopts the following Restated Articles of Organisation.

1.   The name or the company is LADY LUCK BETTENDORF, L. C..

2. The following amendment of the Articles of Organization was adopted by the membership of the company on December 13, 1994 in the manner prescribed by Section 490A of the Iowa Code:

          "ARTICLE V. Members
                      -------

          The initial members are:

                           Lady Luck Quad Cities, Inc.
                                       and
                Bettendorf Riverfront Development company, L.C."

3. The duly adopted Restated Articles of Organization supersede the original Articles of organization and all amendments to them.

4. The Restated Articles or Organization amend the Articles of Organization requiring membership approval. The Restated Articles of Organization were approved unanimously by the members. The number of members, number of votes entitled to be cast on the Restated Articles of Organisation is as follows:

                   VOTES ENTITLED     VOTES
     NUMBER OF     TO BE CAST ON      REPRESENTED
     MEMBERS       AMENDMENT          AT MEETING
        2              2                   2

     4A. The total number of undisputed votes cast for the Restated Articles of Organisation by the membership was:

      VOTES      VOTES
      FOR        AGAINST
       2           0

                             ARTICLES OF DISSOLUTION
                                       OF
                BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to the provisions of the Iowa Limited Liability Company Act, the undersigned limited liability company adopts the following Articles of Dissolution for the purpose of dissolving the company:

     1.   The name of the company is Bettendorf Riverfront Development Company,
          L.C.

     2. The Articles of Organization of the company were filed with the office of the Iowa Secretary of State on May 16, 1994. Restated Articles of Organization were filed on July 28, 1994.

     3. The reason for these Articles of Dissolution is that the sole member has determined that the company is no longer necessary and wishes to have the company's remaining assets distributed to the member and the company dissolved.

     4. The Articles of Dissolution shall take effect upon filing with the Secretary of State.

Dated                   , 2000.
     -------------------

                                            BETTENDORF RIVERFRONT
                                            DEVELOPMENT COMPANY, L.C.


                                            By /s/ John M. Gallaway
                                               ---------------------------------
                                               John M. Gallaway, Manager

                        AGREEMENT AND PLAN OF LIQUIDATION

          AGREEMENT AND PLAN OF LIQUIDATION made this       day of March 2000,
                                                      -----
between ISLE OF CAPRI CASINOS, INC., a Delaware corporation (hereinafter called the Member), and BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C., an Iowa limited liability company (hereinafter called the Company).

          WHEREAS, the Member owns 100% of the membership interests of the Company; and

          WHEREAS, the Member wishes to approve, authorize, and consent to the voluntary dissolution of the Company in accordance with the Iowa Limited Liability Company Act.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. The Member approves, authorizes, and consents to the voluntary dissolution of the Company, such dissolution to be effected as promptly as possible and in accordance with the plan of liquidation set forth in this Agreement.

          2. The Member hereby authorizes the manager of the Company to file Articles of Dissolution with the Secretary of State of the State of Iowa.

          3. The Member hereby resolves that after payment of the Company's debts, or provision is made therefor, the manager of the Company shall distribute all of the remaining property of the Company in complete cancellation or redemption of the Member's membership interests, such distribution to be made as promptly as practicable.

          4. The parties intend that to the extent Internal Revenue Code Section 332 is applicable to this Agreement and the transactions contemplated hereunder, this Agreement and said transactions shall be a tax free liquidation under Internal Revenue Code Section 332.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Liquidation to be executed by their respective duly authorized officer and manager as of the day and year first above written.

BETTENDORF RIVERFRONT                       ISLE OF CAPRI CASINOS, INC.
DEVELOPMENT COMPANY, L.C.


By: /s/ John M. Gallaway                    By: /s/ John M. Gallaway
   -------------------------                  --------------------------------
    John M. Gallaway, Manager                   John M. Gallaway, President